EXHIBIT 23.01  CONSENT OF MALONE & BAILEY


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of JV Web, Inc. on Form SB-2 of our report dated December 3, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

MALONE & BAILEY, PLLC

February 27, 1998